Exhibit 10.4

CARBONITE, INC.

RESTRICTED STOCK UNIT AGREEMENT

1.     Grant of Restricted Stock Units. Carbonite, Inc., a Delaware corporation (the “Company”), hereby grants to [__________________] (the “Recipient”), pursuant to the Company’s 2011 Equity Award Plan (the “Plan”), [_________] restricted stock units (each, a “Restricted Stock Unit” and collectively, the “Restricted Stock Units”), subject to the terms and conditions of this agreement (the “Agreement”) and the Plan. Except where the context otherwise requires, the term “Company” shall include the parent and all subsidiaries of the Company as defined in Sections 424(e) and 424(f) of the Internal Revenue Code of 1986, as amended (the “Code”). Capitalized terms used but not otherwise defined herein shall have the meaning ascribed to such terms in the Plan. To the extent that any term of this Agreement conflicts or is otherwise inconsistent with any term of the Plan, as amended from time to time, the terms of the Plan shall take precedence and supersede any such conflicting or inconsistent term contained herein.

2.     Vesting and Provisions for Termination.

(a)    Vesting Schedule. Subject to the provisions of this Section 2 and Section 6, the Restricted Stock Units shall vest and become “Vested Units” as to [__]% of the Restricted Stock Units on each anniversary of the date of grant set forth on the final page hereof (each, a “Vest Date”). Except as otherwise specifically provided herein, there shall be no proportionate or partial vesting in the periods prior to each Vest Date, and all vesting shall occur only on the applicable Vest Date.

(b)    Continuous Employment Required. Except as otherwise provided in this Section 2, no Restricted Stock Units shall become Vested Units unless on the Vest Date the Recipient is, and has been at all times since the date of grant of the Restricted Stock Units, an employee of the Company. If the Recipient ceases to be an employee for any reason, then any Restricted Stock Units that are not Vested Units, and that do not become Vested Units pursuant to Section 6 as a result of such termination, shall be forfeited immediately upon such cessation and revert back to the Company without any payment to the holder thereof.

(c)    Settlement of Restricted Stock Units. The Recipient shall receive one share of the Company’s common stock, par value $0.01 per share (the “Common Stock”), for each Restricted Stock Unit awarded hereunder that becomes a Vested Unit, free and clear of the restrictions set forth in this Agreement, except for any restrictions necessary to comply with federal and state securities laws. The Company shall reflect the Recipient’s ownership of such shares of Common Stock on its stock records as of the date on which Restricted Stock Units become Vested Units. Settlement of the Vested Units shall be made promptly, and in no event later than 30 days following the applicable Vest Date.

3.    Non-transferability of Restricted Stock Units; No Equity Securities. The Restricted Stock Units may not be transferred, assigned, pledged, or hypothecated in any manner (whether by operation of law or otherwise). Upon any attempt to transfer, assign, pledge, hypothecate or otherwise dispose of any Restricted Stock Units, or upon the levy of any attachment or similar process upon the Restricted Stock Units, the Restricted Stock Units and the associated rights contemplated by this Agreement shall, at the election of the Company, become null, void, and of no further force or effect. Unless and until such time as the Common Stock is issued in settlement of Vested Units, Recipient shall have no ownership of the Common Stock reserved for issuance upon settlement of the Restricted Stock Units and shall have no right to dividends or to vote such shares.

4.    No Special Employment Rights. Nothing contained in the Plan or this Agreement shall be construed or deemed by any Person under any circumstances to bind the Company to continue the employment of the Recipient for the period within which the Restricted Stock Units may become Vested Units.

5.    Adjustments.

(a)     General. If: (i) the Company shall at any time be involved in a merger or other transaction in which shares of Common Stock are changed or exchanged, (ii) the Company shall subdivide or combine shares of Common Stock or the Company shall declare a dividend payable in shares of Common Stock, other securities or other property, (iii) the Company shall effect a cash dividend the amount of which, on a per share of Common Stock basis, exceeds 10% of the Fair Market Value of a share of Common Stock at the time the dividend is declared, or the Company shall effect any other dividend or other distribution on shares of Common Stock in the form of cash, or a repurchase of shares of Common Stock, that the Board determines by resolution is special or extraordinary in nature or that is in connection with a transaction that the Company characterizes publicly as a recapitalization or reorganization involving shares of Common Stock, or (iv) any other event shall occur, which in the judgment of the Board or Committee necessitates an adjustment to prevent dilution or enlargement of the benefits or potential benefits intended to be made available under the Plan, then the Committee shall, in such manner as it may deem equitable to prevent dilution or enlargement of the benefits or potential benefits intended to be made available under the Plan, proportionately adjust the number of Restricted Stock Units covered by this Agreement and the terms of the restrictions on such Restricted Stock Units.

(b)    Committee Authority to Make Adjustments. Adjustments under this Section 5 will be made by the Committee, whose determination as to what adjustments, if any, will be made and the extent thereof will be final and binding.

6.     Change of Control.

(a)    General. In the event of a Change of Control, the Recipient shall, with respect to any Restricted Stock Units that are not Vested Units, be entitled to the rights and benefits, and be subject to the limitations, set forth in Section 15 of the Plan.

(b)    Acceleration. If a Change of Control occurs while the Recipient is still an employee of the Company, and if (i) the Recipient is not offered employment or continued employment by the Successor Entity upon consummation of such Change of Control or (ii) prior to the first anniversary of such Change of Control, the Recipient is (A) discharged by the Successor Entity other than for Cause or (B) resigns from his or her employment with the Successor Entity as a result of a Good Reason, then the vesting schedule set forth in Section 2(a) of this Agreement shall be accelerated such that all Restricted Stock Units that are not Vested Units subject to this Agreement shall, immediately prior to (x) the consummation of such Change of Control (with regard to the provisions of subsection (i) above) or (y) the cessation of the Recipient’s employment with the Successor Entity (with regard to the provisions of subsections (ii)(A) and (ii)(B) above), vest and become Vested Units. For purposes of this Agreement, any date on which vesting is so accelerated shall be treated as a Vest Date.

7.     Withholding Taxes. The Recipient acknowledges and agrees that the Recipient (and not the Company) is solely responsible for any and all taxes that may be assessed by any taxing authority in the United States or any other jurisdiction, arising in any way out of this Agreement, the Restricted Stock Units, the Vested Units, or Common Stock issued or issuable upon settlement of the Vested Units and the Company is not liable for any such assessments. Prior to the settlement of the Recipient’s Vested Units, the Recipient shall pay or make adequate arrangements satisfactory to the Company to satisfy all withholding obligations of the Company in connection with such settlement. In this regard, and with the Committee’s consent, these arrangements may include, to the extent permissible under local law, (a) the Company withholding shares of Common Stock that otherwise would be issued to the Recipient when the Recipient’s Vested Units are settled, provided that the Company only withholds the number of shares of Common Stock necessary to satisfy the minimum statutory withholding amount, and provided, further, that the Fair Market Value of these shares of Common Stock, determined as of the effective date when taxes otherwise would have been withheld in cash, will be applied as a credit against the withholding taxes, (b) having the Company withhold all applicable withholding taxes legally payable by the Recipient from the proceeds of the sale of shares of Common Stock, through a voluntary sale elected by the Recipient, provided that the Recipient timely adopts, or has previously timely adopted, the Rule 10b5-1 Sales Plan in substantially the form attached hereto as Appendix A, (c) having the Company withhold all applicable withholding taxes legally payable by the Recipient from the Recipient’s wages or other cash compensation paid to the Recipient by the Company (on the Recipient’s behalf pursuant to this authorization), (d) the Recipient electing to deliver to the Company at the time that the Company is obligated to withhold taxes in connection with such receipt or settlement, as the case may be, such amount as the Company requires to meet its withholding obligations under applicable tax laws and regulations, or (e) any other arrangement approved by the Committee. The Fair Market Value of any fractional shares of Common Stock resulting from the withholding or sale, as applicable, of shares of Common Stock pursuant to this Section 7 will be paid to the Recipient in cash. The Company may refuse to deliver shares of Common Stock upon settlement of Vested Units if the Recipient fails to comply with the Recipient’s obligations in connection with the tax withholding as described in this section.

8.     Miscellaneous.

(a)     Except as provided herein, this Agreement may not be amended or otherwise modified unless evidenced in writing and signed by the Company and the Recipient.

(b)     All notices under this Agreement shall be mailed, delivered by hand, or delivered by electronic means to the parties pursuant to the contact information for the applicable party set forth in the records of E*Trade Corporate Financial Services, Inc. (“E*TRADE”) or any successor third-party equity plan administrator designated by the Company from time to time (the “Administrative Service”), or at such other address as may be designated in writing by either of the parties to the other party.

(c)     This Agreement shall be governed by and construed in accordance with the laws of the State of Delaware (without regard to principles of conflicts of laws).

(d)    The Recipient hereby accepts, by signature or electronic means delivered to the Administrative Service, this Agreement and agrees to the terms and conditions of this Agreement and the Company’s 2011 Equity Award Plan. The Recipient hereby acknowledges receipt of a copy of the Company’s 2011 Equity Award Plan.

Date of Grant:    [_____________]            CARBONITE, INC.

By:_____________________________
Name:
Title:

APPENDIX A

RULE 10b5-1 SALES PLAN

1.General. I hereby enter into this Rule 10b5-1 Plan (the “Plan”) in accordance with the terms set forth below with respect to all sales of shares of the Company’s Common Stock for my account in order to satisfy the Company’s withholding obligations with respect to the settlement of restricted stock units granted by the Company to me pursuant to the terms of any restricted stock unit agreements (each, an “Award”). Capitalized terms used but not otherwise defined herein shall have the meaning ascribed to such terms in the Award.

2.    Election to Participate; Appointment of Broker as Agent. This Plan shall become effective 30 days after the date on which I execute this Plan. During the period when the Plan is effective, I (i) acknowledge and agree that I appoint E*TRADE as my agent and attorney-in-fact to effect the sales contemplated under this Plan, and (ii) agree to pay E*TRADE its commissions and any transaction fees relating to such sales from the proceeds of the sales.

3.    Election to Cease Participating. This Plan will terminate on the earliest to occur of (i) 10 days after the date on which I have both properly elected to terminate this Plan in writing to the Company and E*TRADE and notified SECFilings@carbonite.com of such termination, and (ii) 10 days after the date on which my employment with the Company terminates for any reason. If I elect to terminate this Plan, I may not enter into a similar plan until six months after the date of such termination.

4.    Representations of Recipient. I represent and warrant to the Company that (i) on the date on which I execute this Plan, I am not aware of any material nonpublic information with respect to the Company or any of its securities (including the Common Stock), (ii) I am not subject to any legal, regulatory, or contractual restriction or undertaking that would prevent E*TRADE from conducting sales throughout the term of this Plan, (iii) I am entering into this Plan in good faith and not as part of a plan or scheme to evade the prohibitions of Section 10(b) or Rules10b-5 or 10b5-1 under the Securities Exchange Act of 1934, as amended (the “Exchange Act”), (iv) the Common Stock subject to this Plan is not subject to any liens, security interests or other impediments to transfer (except for limitations imposed by Rules 144 and 145 under the Exchange Act, or Rule 701 under the Securities Act of 1933, as amended, if I am subject to these rules), nor is there any litigation, arbitration or other proceeding pending, or to my knowledge threatened, that would prevent or interfere with the sale of Common Stock under this Plan, (v) I have not entered into or altered, nor will I enter into or alter, any corresponding or hedging transaction while this Plan is effective, and (vi) I do not have authority, influence or control over any sales of Common Stock effected by E*TRADE pursuant to this Plan, and will not attempt to exercise any authority, influence or control over such sales.

5.    Authorized Sales. By executing this Plan, I hereby authorize and direct E*TRADE and the Company as follows:

(a)    The Company shall promptly notify E*TRADE of the amount of my tax withholding obligation related to the settlement of Vested Units on each applicable Vest Date of each applicable Award. If the Company does not timely notify E*TRADE of the amount of such tax withholding obligation and E*TRADE is unable to calculate such amount, E*TRADE shall promptly request such information from the Company.

(b)    On each Vesting Date of each applicable Award, I am required to pay to the Company taxes required by law to be withheld hereunder to satisfy a withholding obligation. With no further action by me, I hereby instruct E*TRADE to sell, during the three-consecutive-trading-day period immediately following each applicable Vest Date of each applicable Award, a number of whole shares of Common Stock necessary to produce sales proceeds that satisfy, after deduction of any applicable commissions and transaction fees, my tax withholding obligation, based on the minimum statutory withholding rates for federal and state tax purposes, including payroll taxes, that are applicable to such supplemental income relating to the Vested Units settled on each applicable Vest Date (in such amount as the Company shall communicate to E*TRADE and me) and to promptly issue a check for such amount to the Company. Thereafter, after giving effect to my withholding and other obligations described herein, any fractional shares of

Common Stock resulting from such a sale shall promptly be issued to me in cash, by E*TRADE into my E*TRADE account.

6.     Section 16 Officers. If I am subject to Section 16 of the Exchange Act with respect to the Company’s securities, I shall effect the sales contemplated by this Plan in accordance with Rule 144 under the Exchange Act, and E*TRADE hereby agrees to prepare and timely file all required Form 144s.

I hereby execute this Plan in good faith on the date I accept this Plan by signature or electronic means delivered to E*TRADE, and intend that this Plan comply with the requirements of Rule 10b5-1(c)1 under the Exchange Act. This Plan is intended to comply with the requirements of Rule 10b5-1(c)(1) and shall be interpreted and administered accordingly.